UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 28, 2006

Cardinal Health, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

1-11373	31-0958666
(Commission File Number)	(IRS Employer Identification Number)

7000 Cardinal Place, Dublin, Ohio 43017

(Address of Principal Executive Offices, Including Zip Code)

(614) 757-5000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Cardinal Health, Inc. (the “Company”) entered into a Purchase Agreement dated September 28, 2006 (the “Purchase Agreement”) pursuant to which it agreed to sell $350 million aggregate principal amount of floating rate notes due 2009 (the “2009 Notes”) and $500 million aggregate principal amount of 5.80% notes due 2016 (the “2016 Notes” and together with the 2009 notes, the “Notes”) to the initial purchasers named in the Purchase Agreement (the “Initial Purchasers”).

The closing of the sale of the Notes occurred on October 3, 2006. The net proceeds from the offering, after deducting the Initial Purchasers’ discount and the estimated offering expenses payable by the Company, are estimated to be approximately $844.3 million. The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The Notes are governed by an Indenture dated as of April 18, 1997 between the Company and The Bank of New York Trust Company, N.A., (successor to J.P. Morgan Trust Company, National Association, successor to Bank One, N.A., formerly known as Bank One, Columbus, N.A.), as trustee, as supplemented by a supplemental indenture dated October 3, 2006 (the “Indenture”).

The 2009 Notes mature on October 2, 2009 and interest on the 2009 Notes will accrue at a floating rate equal to the three-month LIBOR plus 0.27% payable quarterly in arrears on January 2, April 2, July 2 and October 2, commencing January 2, 2007. The 2016 Notes mature on October 15, 2016 and interest on the 2016 Notes will accrue at 5.80% per year payable on April 15 and October 15, commencing April 15, 2007.

The Company may redeem the 2016 Notes prior to maturity, in whole or in part, at a redemption price equal to the greater of 100% of the principal amount of the Notes to be redeemed or the sum of present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at an adjusted treasury rate plus 20 basis points, plus in each case, accrued and unpaid interest on the amount being redeemed to the date of redemption. The 2009 Notes are not redeemable.

The Company expects to use the net proceeds from the sale of the Notes to repay $500 million of the Company’s preferred debt securities, $127.4 million of 7.30% notes due 2006 issued by a subsidiary and guaranteed by the Company, $53.1 million outstanding under a short-tem credit facility of a subsidiary guaranteed by the Company and for general corporate purposes.

In connection with the sale of the Notes, the Company entered into a registration rights agreement, dated October 3, 2006, with the Initial Purchasers. Under the registration rights agreement, the Company agreed to use its reasonable best efforts to file and cause to become effective a registration statement with respect to an exchange of the Notes within 240 days of the issuance of the Notes. The Company also agreed to use its reasonable best efforts to complete the exchange offer for the Notes within 270 days of the issuance of the Notes. The Company also agreed to file a shelf registration statement relating to the resale of the Notes if the exchange offer is not consummated within the time period set forth in the previous sentence and under other circumstances specified in the registration rights agreement.

The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 3, 2006, the Company sold $350 million aggregate principal amount of 2009 Notes and $500 million aggregate principal amount of 2016 Notes to the Initial Purchasers in a private placement in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The Notes are senior unsecured obligations of the Company and rank equally with all of the Company’s existing and future unsecured senior debt and senior to all of the Company’s existing and future subordinated debt. The Notes are effectively subordinated to the liabilities of the Company’s subsidiaries, including trade payables. The Notes also effectively rank junior in right of payment to any secured debt of the Company to the extent of the value of the assets securing such debt.

The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

The information provided in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit
4.1	Purchase Agreement, dated September 28, 2006, among Cardinal Health, Inc., Banc of America Securities LLC, Goldman, Sachs & Co. and J.P. Morgan Securities Inc.

4.2	Registration Rights Agreement, dated October 3, 2006, among Cardinal Health, Inc., Banc of America Securities LLC, Goldman, Sachs & Co. and J.P. Morgan Securities Inc.

4.3	Supplemental Indenture, dated October 3, 2006, between Cardinal Health, Inc. and The Bank of New York Trust Company, N.A., (successor to J.P. Morgan Trust Company, National Association, successor to Bank One, N.A., formerly known as Bank One, Columbus, N.A.), as trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date: October 3, 2006	By:	/s/ Jeffrey W. Henderson
	Name:	Jeffrey W. Henderson
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit
4.1	Purchase Agreement, dated September 28, 2006, among Cardinal Health, Inc., Banc of America Securities LLC, Goldman, Sachs & Co. and J.P. Morgan Securities Inc.

4.2	Registration Rights Agreement, dated October 3, 2006, among Cardinal Health, Inc., Banc of America Securities LLC, Goldman, Sachs & Co. and J.P. Morgan Securities Inc.

4.3	Supplemental Indenture, dated October 3, 2006, between Cardinal Health, Inc. and The Bank of New York Trust Company, N.A., (successor to J.P. Morgan Trust Company, National Association, successor to Bank One, N.A., formerly known as Bank One, Columbus, N.A.), as trustee